  Exhibit 99.1
Rekor Systems Preliminary Second Quarter Revenues Show Continued Rapid Growth

Company achieves over 60% quarter-over-quarter revenue growth in 2020

COLUMBIA, MD – July 8, 2020 - Rekor Systems, Inc. (NASDAQ:REKR) ("Rekor") (“the Company”), a Maryland-based company providing real-time roadway intelligence through AI-driven decisions, announced today that it expected gross revenue to be above $2.6 million for the second quarter of 2020 which represents over 60% growth from the first quarter of 2020.

Rekor’s recent divestiture of its TeamGlobal subsidiary has completed the final step in the Company’s announced change in strategic direction to sell lower margin assets and focus on Rekor’s core technology segment. Rekor also recently reached an agreement with its principal debt holders to exchange $14.6 million in aggregate principal of its senior secured promissory notes for 4,208,659 shares of the Company’s common stock and to modify the terms of the approximately $4.9 million aggregate principal amount of the notes that will remain outstanding. Detailed information concerning these transactions is contained in the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on July 6th, 2020.

“Following our major restructuring, we are able to confirm that gross revenues from our core technology businesses have continued to increase,” said Eyal Hen, CFO Rekor. “With proceeds from our recent divestitures and a significant reduction in interest expense as a result of our debt for equity exchange, we are pleased to be able to see continued rapid growth in our higher margin technology businesses.”

The financial data and other information disclosed in this press release are unaudited. The financial data contained in this press release is partial and preliminary and does not include all disclosures required by accounting principles generally accepted in the United States of America. The results for the three months ended June 30, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020. This release should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K (the “Annual Report”) for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31st, 2020 (the “Quarterly Report”) as previously filed with the SEC. Actual results in future periods may differ materially from expectations due to a number of risks and uncertainties, including those risk factors disclosed in the Annual Report and Quarterly Report.

To learn more about Rekor, please visit www.rekor.ai.
About Rekor Systems, Inc.

Rekor (Nasdaq: REKR) is a Maryland-based company providing real-time roadway intelligence through AI-driven decisions. Rekor bridges commercial and government sectors with actionable, real-time vehicle recognition data to enable faster, better informed decisions with greater outcomes. Rekor is transforming industries like Public Safety, Customer Experience, and Smart Cities in more than 70 countries across the globe with smarter, quicker, cost-competitive vehicle recognition solutions for security, revenue discovery and recovery, public safety, electronic toll collection, brand loyalty, parking operations, logistics, and traffic management. We use the power of artificial intelligence to analyze video streams and transform them into AI-driven decisions. Our machine learning software can turn most IP cameras into highly accurate and affordable vehicle recognition devices used to help protect lives, increase brand loyalty, and enhance operations and logistics, without the need to install expensive new infrastructure. We make what was once considered impossible, possible. To learn more please visit our website: http://www.rekor.ai

Forward-Looking Statements

This press release includes statements concerning Rekor Systems, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including preliminary information regarding Rekor's gross revenues. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the SEC. Important factors that could have such a result include a decline or weakness in general economic conditions, an outbreak of hostilities, the ongoing pandemic and responses thereto related to COVID-19, a decline or volatility in the securities markets or regulatory changes or other adverse developments with respect to the markets for the Company’s products and services or an inability to obtain adequate financing. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media Contacts:
Emily Burdeshaw
REQ For Rekor Systems
rekor@req.co

Investor Contacts:
Charles Degliomini
Rekor Systems, Inc.
ir@rekor.ai